Exhibit 99.1

SelectQuote Secures New $415 Million Credit Facility Comprised of $325 Million Term Loan with Pathlight Capital Alongside $90 Million Revolving Credit Facility with UMB Bank
New Agreement Significantly Extends Debt Maturity and Enhances Operational Flexibility

OVERLAND PARK, KS – January 12, 2026 – SelectQuote, Inc. (NYSE: SLQT) (the “Company”), a leading distributor of Medicare insurance policies and owner of a rapidly-growing healthcare services platform, today announced the successful completion of a new $415 million credit facility comprised of a $325 million term loan facility with Pathlight Capital LP (“Pathlight”) and an enhanced $90 million revolving credit facility with UMB Bank (“UMB”).
The new credit facility immediately strengthens the company’s financial position by extending its term debt maturity to 2031 and providing greater access to liquidity for future operations. This successful transaction is a testament to the confidence placed by Pathlight and UMB Bank in the stability and long-term cash flow potential of the SelectQuote business model, including the Company’s approximately $1 billion in commissions receivable and increasingly cash generative SelectRx pharmacy and healthcare services division.
The new agreement benefits the Company in several ways, including:
●Extended Maturity: The proceeds from the new term loan facility were used to fully repay all existing term debt, including the outstanding balances previously due in June 2026 and September 2027. The transaction significantly extends the debt maturity by providing a new five-year maturity period to January 2031.
●Enhanced Liquidity and Flexibility: The UMB revolving credit facility increases the Company’s access to liquidity with up to $90 million available during the peak season compared to the prior facility limit of $72 million. The new term loan provided by Pathlight offers a lower principal amortization and greater investment flexibility compared to the prior facility.
●Improved Cost of Capital: The new credit facility provides a slightly improved cost of capital, provides for future interest rate step downs totaling up to 100 basis points, and significantly improves the Company's operating flexibility.
“We are extremely pleased to announce this new financing agreement, which marks a significant milestone in the continued optimization of our capital structure,” said Tim Danker, SelectQuote’s Chief Executive Officer. “As we emerge from another successful Medicare Annual Enrollment Period, this new financing agreement positions us well to continue to invest and grow our industry-leading senior health insurance and healthcare services businesses.”
Tyler Harrington, Managing Director at Pathlight Capital said, “What gave us conviction was the strength and candor of the management team. They’ve built a diversified business and successfully navigated through periods of rapid growth and industry change. Our financing provides flexible capital to support the next phase of the Company’s growth.”

SelectQuote’s Chief Financial Officer, Ryan Clement added, “The Pathlight term loan provides a substantial extension of our debt maturity and a strong foundation for future growth. This successful financing is a clear validation of our business model and the confidence our lending partners have in SelectQuote’s cash flow generation capabilities. Coupled with the enhanced UMB revolver, we have significantly strengthened our liquidity position and overall financial flexibility to execute on our strategic priorities. We are excited to partner with Pathlight and to build upon our long-standing relationship with UMB Bank on this transaction.”
Jefferies served as Exclusive Financial Advisor to SelectQuote in the transaction. Wachtell, Lipton, Rosen & Katz served as legal advisor to SelectQuote.
Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws; and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, changes in reimbursement rates under our contracts with pharmacy benefit managers, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
About SelectQuote:
Founded in 1985, SelectQuote (NYSE: SLQT) pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies, allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads. Today, the Company operates an ecosystem offering high touchpoints for consumers across insurance, pharmacy, and virtual care.
With an ecosystem offering engagement points for consumers across insurance, Medicare, pharmacy, and value-based care, the company now has three core business lines: SelectQuote Senior, SelectQuote Healthcare Services, and SelectQuote Life. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a Patient-Centered Pharmacy Home™ (PCPH) accredited pharmacy, SelectPatient Management, a provider of chronic care management services, and Healthcare Select, which proactively connects consumers with a wide breadth of healthcare services supporting their needs.
About Pathlight Capital:
Pathlight Capital is a private credit investment manager dedicated to meeting the needs of companies that operate across a broad range of industries by providing asset-based loans secured on a first or second lien basis against tangible and intangible assets. Pathlight aims to provide creative financing solutions to allow management teams to access incremental liquidity for the purposes of funding working capital, debt refinancings, growth, acquisitions, dividends and turnaround strategies. For more information, please visit www.pathlightcapital.com.
About UMB:
UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers commercial banking, which includes comprehensive deposit, lending, investment and retirement plan services; personal banking, which includes comprehensive deposit, lending, wealth management and financial planning services; and institutional banking, which includes asset servicing, corporate trust solutions, investment banking and healthcare services. UMB operates branches throughout Missouri, Arizona, California, Colorado, Iowa, Kansas, Illinois, Minnesota, Nebraska, New Mexico, Oklahoma, Texas, Utah, and Wisconsin. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.
Contacts
Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.